UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934
Date of Report: June 4, 2013
(Date of earliest event reported)
AGILYSYS, INC.
(Exact name of registrant as specified in its charter)

Ohio	000-5734	34-0907152

(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

425 Walnut Street, Suite 1800, Cincinnati, Ohio	45202

(Address of principal executive offices)	(ZIP Code)
Registrant’s telephone number, including area code: (770) 810-7800

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Fiscal Year 2014 Target Annual and Long-Term Incentives

The Compensation Committee of the Board of Directors of Agilysys, Inc. (the “Committee”) approved fiscal year 2014 target annual incentives for the Company’s named executive officers, as set forth below:

Name	Title	Target Annual Incentive
James H. Dennedy	President and CEO	$350,000
Robert R. Ellis	Senior VP, CFO & Treasuer	$232,500
Paul A. Civils, Jr.	Senior VP and General Manager	$145,700

The Committee also approved fiscal year 2014 long-term incentive awards for the Company’s named executive officers, as set forth below:

Name	SSARs (#)	Restricted Shares
James H. Dennedy	50,188	32,310
Robert R. Ellis	19,447	12,520
Paul A. Civils, Jr.	11,637	7,491

Stock settled stock appreciation rights (SSARs) have an exercise price of $12.38, a seven-year term, and vest ratably over a three-year period, on March 31, 2014, 2015 and 2016. The restricted shares vest ratably over the same vesting period as the SSARs.

Item 9.01	Financial Statements and Exhibits.
(d)  Exhibits – None

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILYSYS, INC.
By:	/s/ Kyle C. Badger
Kyle C. Badger
Senior Vice President, General Counsel and Secretary

Date: June 7, 2013